Exhibit 24.1

CECO ENVIRONMENTAL CORP.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of CECO Environmental Corp., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Dennis Sadlowski, Matthew Eckl and Edward J. Prajzner, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of May, 2017.

/s/ Jason DeZwirek	/s/ Matthew Eckl
Jason DeZwirek Chairman of the Board and Director	Matthew Eckl Chief Financial Officer and Secretary (principal financial officer)

/s/ Dennis Sadlowski	/s/ Paul M. Gohr
Dennis Sadlowski Interim Chief Executive Officer and President and Director (principal executive officer)	Paul M. Gohr Chief Accounting Officer (principal accounting officer)

/s/ Eric M. Goldberg	/s/ Claudio A. Mannarino
Eric M. Goldberg Director	Claudio A. Mannarino Director

/s/ Jonathan Pollack	/s/ Seth Rudin
Jonathan Pollack Director	Seth Rudin Director

/s/ Donald A. Wright	/s/ Valerie Gentile Sachs
Donald A. Wright Director	Valerie Gentile Sachs Director

/s/ David Liner
David Liner Director